EXHIBIT 22

                         Subsidiaries of the Registrant


                                               State or Jurisdiction
         Name                                     of Incorporation
------------------------------                 ----------------------
Milgray/Cleveland, Inc.                           Ohio
Milgray/New England, Inc.                         Massachusetts
Milgray/Delaware Valley, Inc.                     New Jersey
Milgray/Washington, Inc.                          Maryland
Milgray Ltd.                                      New York
Milgray/International, Inc.                       New York
Milgray/New York, Inc.                            New York
Milgray/Florida, Inc.                             Florida
Milgray/Kansas City, Inc.                         Kansas
Birnbach Company, Inc.                            New York
Milgray/Chicago, Inc.                             Illinois
Milgray/Dallas, Inc.                              Texas
Milgray Electronics/P.R., Inc.                    Delaware
Milgray/Utah, Inc.                                Utah
Milgray/California, Inc.                          California
Milgray/New Jersey, Inc.                          New Jersey
Milgray/Toronto, Inc.                             Ontario
Milgray/Houston, Inc.                             Texas
Milgray/Raleigh, Inc.                             North Carolina
Milgray/Orange County, Inc.                       California
Milgray/Northern California, Inc.                 California
Milgray/Upstate New York, Inc.                    New York
Milgray/Atlanta, Inc.                             Georgia
Milgray/Connecticut, Inc.                         Connecticut
Milgray/Indiana, Inc.                             Indiana
Milgray/Colorado, Inc.                            Colorado
Milgray/Huntsville, Inc.                          Alabama
Milgray/San Diego, Inc.                           California
Milgray/Oregon, Inc.                              Oregon
Viewtek, Inc.                                     New York
Milgray/Arizona, Inc.                             Arizona

      All of the outstanding stock of each of the above subsidiaries is wholly owned by the registrant. Each of the above subsidiaries does business under its own name and/or as a subsidiary of the registrant.